EXHIBIT 10.3

AMENDMENT NO. 2

TO

2014 OMNIBUS INCENTIVE PLAN

The following Amendment No. 2 (the “Amendment”) to the Emerald Bioscience, Inc. (formerly known as Nemus Bioscience, Inc.) 2014 Omnibus Incentive Plan, as amended by that certain Amendment No. 1 to 2014 Omnibus Incentive Plan dated as of  October 5, 2018 (as amended, the “Plan”), effective August 7, 2020, was adopted by the Board of Directors (the “Board”) of Emerald Bioscience, Inc. (the “Company”) on August 7, 2020. Capitalized terms used herein shall have the meanings ascribed in the Plan.

RECITALS

WHEREAS, pursuant to Section 3(a) of the Plan, the Board currently administers the Plan;

WHEREAS, pursuant to Section 11.15(a) of the Plan, the Board may amend the Plan from time to time; and

WHEREAS, the Board desires to amend the Plan to remove certain restrictions on the number of shares of common stock and the amount of cash-based awards up to which participants of the Plan can receive in a calendar year.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth in this Amendment, effective as of August 7, 2020:

AMENDMENT

1. Amendment to Section 5.01. Section 5.01 of the Plan is hereby amended and restated in its entirety by inserting the following in lieu thereof:

“Eligible Participants.  Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time.  The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year.  The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan.  The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.”

2. Other Terms and Conditions. Except as modified pursuant to this Amendment, the Plan is ratified and confirmed in all respects.

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Emerald Bioscience, Inc. on August 7, 2020.

Executed on this 7th day of August, 2020.

	By:	/s/ Punit Dhillon
	Name:	Punit Dhillon
	Title:	Chief Executive Officer, Chairman of the Board, and Director